UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 24, 2013

OHIO POWER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	333-188745	31-4271000
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(614) 716-1000

OHIO PHASE-IN-RECOVERY FUNDING LLC
(Exact name of registrant as specified in its charter)

Delaware	333-188745-01	31-4922640
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(614) 716-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the Senior Secured Phase-In-Recovery Bonds as described in the Preliminary Prospectus Supplement dated July 17, 2013 and the Final Prospectus Supplement dated July 23, 2013.  It is anticipated that the Bonds will be issued on August 1, 2013.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement dated as of July 23, 2013 among the Ohio Phase-in-Recovery Funding LLC (the “Issuing Entity”), Ohio Power Company (“OPCo”) and Citigroup Capital Markets Inc. and RBC Securities LLC, as representatives of the several underwriters.

4.1	Indenture, to be dated as of August 1, 2013 the Issuing Entity and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).

99.1	Servicing Agreement, to be dated as of August 1, 2013, between the Issuing Entity and OPCo, as servicer.

99.2	Phase-in-Recovery Property Sale Agreement, to be dated as of August 1, 2013, between the Issuing Entity and Opco, as seller.

99.3	Administration Agreement to be dated as of August 1, 2013 between the Issuing Entity and OpCo, as Adminsitrator.

99.4
Intercreditor Agreement, to be dated as of August 1, 2013, among the Issuing Entity, OPCo, the Indenture Trustee, AEP Credit, Inc., American Electric Power Service Corporation, and JPMorgan Chase Bank, N.A. as Adminsitrative Agent.

99.6	Series Supplement, to be dated as of August 1, 2013 the Issuing Entity and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO POWER COMPANY

/s/ Thomas G. Berkemeyer
By:	Thomas G. Berkemeyer
Title:	Assistant Secretary

OHIO PHASE-IN-RECOVERY FUNDING LLC

/s/ Thomas G. Berkemeyer
By:	Thomas G. Berkemeyer
Title:	Assistant Secretary

Date:  July 24, 2013